Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 16, 2023 (this “Amendment”), is entered into among VITAMIN COTTAGE NATURAL FOOD MARKETS, INC., a Colorado corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of January 28, 2016, by and among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, modified, supplemented or extended from time to time prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as provided herein with such amendments not constituting a novation of the Existing Credit Agreement (the Existing Credit Agreement, as amended hereby, the “Credit Agreement”).

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.         Amendments. Effective upon satisfaction of the conditions precedent set forth in Section 2 hereof, the Existing Credit Agreement is hereby amended as follows:

(a)         The definition of “Aggregate Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the Seventh Amendment Effective Date shall be $75,000,000. The Aggregate Revolving Commitments shall be reduced in accordance with Section 2.06.

(b)         The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(c):

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Letter of Credit Fee	Term SOFR Loans		Base Rate Loans
				Revolving Loans	Term Loan	Revolving Loans	Term Loan
1	< 3.25 to 1.0	0.10%	1.00%	1.00%	1.25%	(1.95%)	(1.20%)
2	> 3.25 to 1.0 but < 4.25 to 1.0	0.15%	1.25%	1.25%	1.50%	(1.65%)	(0.90%)
3	> 4.25 to 1.0	0.25%	1.50%	1.50%	1.75%	(1.20%)	(0.45%)

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.01(c), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Seventh Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c) for the fiscal quarter ending December 31, 2023 shall be determined based upon Pricing Tier 2.

(c)         The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

(d)         The definition of “Letter of Credit Expiration Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Letter of Credit Expiration Date” means the day that is seven days prior to the Revolving Loan Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

(e)         The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Maturity Date” means the Revolving Loan Maturity Date or the Term Loan Maturity Date, as the context may require.

(f)         The definition of “Permitted Dividend Payment” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Permitted Dividend Payment” means a one-time dividend payment to the holders of the Equity Interests of the Parent made on or after the Seventh Amendment Effective Date but no later than December 31, 2023 in an aggregate amount not to exceed $25,000,000.

(g)         The definition of “Swing Line Sublimit” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Swing Line Sublimit” means, as of any date of determination, the amount set forth on Schedule 2.01 for such date. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

(h)         The definition of “Term SOFR” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Term SOFR” means:

(a)         for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)         for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

(i)         The definition of “U.S. Government Securities Business Day” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(j)         The following new definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order to read as follows:

“Revolving Loan Maturity Date” means, with respect to Revolving Loans, November 16, 2028.

“Seventh Amendment Effective Date” means November 16, 2023.

“Term Loan Maturity Date” means, with respect to Term Loans, November 13, 2024.

(k)         Section 2.06 of the Credit Agreement is hereby amended to add the following sentence at the end thereof to read as follows:

On each date set forth in the table below, the Aggregate Revolving Commitments will be automatically and permanently reduced to the corresponding amount set forth in such table, unless the Borrower has previously permanently reduced the Aggregate Revolving Commitments to an amount equal to or less than such amount:

	November 16, 2024	November 16, 2025	November 16, 2026	November 16, 2027
Aggregate Revolving Commitment	$72,500,000.00	$70,000,000.00	$67,500,000.00	$65,000,000.00

(l)         Clause (b) of Section 2.07 of the Credit Agreement is hereby amended to read as follows:

(b)         Swing Line Loans. At any time the Autoborrow Agreement is in effect, the Swing Line Loans shall be repaid in accordance with the terms of the Autoborrow Agreement. At any time the Autoborrow Agreement is not in effect, the Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swing Line Loan is made and (ii) the Revolving Loan Maturity Date.

(m)         The chart included in Section 2.07(c) of the Credit Agreement with respect amortization of outstanding Term Loans is hereby amended to read as follows:

Payment Dates	Principal Amortization Payment

December 31, 2023	$437,500
March 31, 2024	$437,500
June 30, 2024	$437,500
September 30, 2024	$437,500
Term Loan Maturity Date	outstanding principal amount of the Term Loan

(n)         The third paragraph of clause (b) of Section 3.03 of the Credit Agreement is hereby amended to delete the following text: “which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated”.

(o)         Section 7.08 of the Credit Agreement is hereby amended to raise the thresholds referred to in subparagraphs (d)(ii) and (e)(iv)(B) therein from “$12,500,000” to “$15,000,000”.

(p)         Schedule 2.01 of the Credit Agreement is hereby amended to read as Schedule 2.01 attached hereto.

2.         Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof when all of the conditions set forth in this Section 2 shall have been satisfied in form and substance satisfactory to the Administrative Agent:

(a)         Receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Guarantors and the Lenders;

(b)         Receipt by the Administrative Agent of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i)         (x) copies of the Organization Documents of each Loan Party certified to be true and complete by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, or (y) a certification that such Loan Party has not modified its Organization Documents since such documents were delivered to the Administrative Agent on the Closing Date and such Organization Documents remain in full force and effect, in each case certified by a Responsible Officer of such Loan Party to be true and correct as of the date hereof;

(ii)         resolutions evidencing the authority of the Loan Parties to enter into the transactions contemplated by this Amendment and of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

(iii)         certifications as of a recent date by the appropriate Governmental Authority evidencing that each Loan Party is duly organized or formed, validly existing and in good standing (if applicable) in its state of organization or formation; and

(c)         Receipt by the Administrative Agent of an opinion of legal counsel to the Loan Parties relating to this Amendment, in form and substance reasonably satisfactory to the Administrative Agent.

3.         Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.

4.         Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a)         It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)         This Amendment has been duly executed and delivered by each Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

(c)         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Amendment.

(d)         The execution and delivery of this Amendment does not (i) violate the terms of its Organization Documents or (ii) violate any Law.

5.         Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement are true and correct as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (b) no Default exists.

6.         Counterparts/Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or other secure electronic format (.pdf) shall be effective as an original.

7.         GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.         Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

10.         Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.,
a Colorado corporation

	By:	/s/ Kemper Isely
	Name:	Kemper Isely
	Title:	Co-President

GUARANTORS:	NATURAL GROCERS BY VITAMIN COTTAGE, INC.,
a Delaware corporation

	By:	/s/ Kemper Isely
	Name:	Kemper Isely
	Title:	Co-President

VITAMIN COTTAGE TWO LTD. LIABILITY COMPANY,
a Colorado limited liability company

	By:	/s/ Kemper Isely
	Name:	Kemper Isely
	Title:	Manager

SEVENTH AMENDMENT TO CREDIT AGREEMENT
VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Scott Zuiderveen
	Name:	Scott Zuiderveen
	Title:	Senior Vice President

SEVENTH AMENDMENT TO CREDIT AGREEMENT
VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Scott Zuiderveen
	Name:	Scott Zuiderveen
	Title:	Senior Vice President

SEVENTH AMENDMENT TO CREDIT AGREEMENT
VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.

Schedule 2.01

Commitments and Applicable Percentages

as of the Seventh Amendment Effective Date

Lender	Revolving Commitment (Seventh Amendment Effective Date through November 15, 2024)	Revolving Commitment (November 16, 2024 through November 15, 2025)	Revolving Commitment (November 16, 2025 through November 15, 2026)	Revolving Commitment (November 16, 2026 through November 15, 2027)	Revolving Commitment (November 16, 2027 until the Revolving Loan Maturity Date)	Applicable Percentage of Revolving Commitment
Bank of America, N.A.	$75,000,000.00	$72,500,000.00	$70,000,000.00	$67,500,000.00	$65,000,000.00	100.000000000%
TOTAL	$75,000,000.00	$72,500,000.00	$70,000,000.00	$67,500,000.00	$65,000,000.00	100.000000000%

Swing Line Sublimit

Swing Line Lender	Swing Line Sublimit (Seventh Amendment Effective Date through November 15, 2024)	Swing Line Sublimit (November 16, 2024 through November 15, 2025)	Swing Line Sublimit (November 16, 2025 through November 15, 2026)	Swing Line Sublimit (November 16, 2026 through November 15, 2027)	Swing Line Sublimit (November 16, 2027 until the Revolving Loan Maturity Date)
Bank of America, N.A.	$70,000,000.00	$67,500,000.00	$65,000,000.00	$62,500,000.00	$60,000,000.00